EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT CONSENT

I hereby consent to the use of our review report dated September 17, 2015 of Savden Group Corp. that are included in the Company's quarterly report on Form 10-Q for the quarter ended August 31, 2015.

Dated:  September 17, 2015

________________________________

David Lee Hillary, Jr.

5797 East 169th Street, Suite 100

Noblesville, IN 46062

317-222-1416

5797 East 169th Street Noblesville, IN 46062  317-222-1416  www.HillaryCPAgroup.com